EXHIBIT 10.27

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement") is made and given as of the 12th day of June 2001, by INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., a South Carolina corporation (the "Debtor"), to FITZ-JOHN CREIGHTON MCMASTER (the "Secured Party").

                                   WITNESSETH:

     WHEREAS, the Secured Party has loaned on the date hereof all or a portion of the sum of $400,000.00 to the Debtor as evidenced by Schedule A to that certain Promissory Note of the Debtor to the Secured party dated the date hereof (the "Note") and secured by a security interest in the property described in Exhibit A attached hereto and incorporated herein by reference (collectively the "Collateral"); and

     WHEREAS, the parties hereto contemplate that the Secured Party may lend additional sums to the Debtor in the future pursuant to the Note or otherwise, and desire that such contemplated future obligations also be secured by a security interest in the Collateral.

     NOW, THEREFORE, for and in consideration of the premises hereof, the promises contained hereinafter and other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor does hereby grant unto the Secured Party the security interests hereinafter described in accordance with the terms and conditions hereinafter set forth.

     1. Grant of Security Interest. Debtor hereby pledges and grants to the Secured Party a continuing security interest in the Collateral to secure payment and performance of all of the Secured Obligations, as defined in Section 2 hereinbelow, of Debtor.

     2. Secured Obligations. The obligations of the Debtor secured by this Agreement (collectively the "Secured Obligations") shall consist of the obligations of the Debtor under the Note and any and all other debts, obligations and liabilities of the Debtor to the Secured Party arising on and after the date hereof.

     3. Default and Remedies. The failure to pay or perform any of the Secured Obligations (at the expiration of the applicable grace period therein set forth, if any) shall constitute an event of default hereunder (the "Default"). Upon the occurrence of any such Default, the Secured Party may, at the option of the Secured Party, seek any one or more of the remedies as provided under the Uniform Commercial Code.

     4. Cumulative Rights. The rights, powers and remedies of the Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any statute, rule of law, or agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party's security interest in the Collateral.

     5. Waiver. Any forbearance or failure to delay by the Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in writing executed by the Secured Party. The Debtor waives any right to require the Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Secured Party's power.
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     6. Binding Effect. This Security Agreement shall (i) be binding upon
Debtor, its successors and assigns, and (ii) inure to the benefit of the Secured Party and the Secured Party's respective heirs, successors, and assigns.

     7. Severability. The illegality, invalidity, or unenforceability of this Security Agreement shall not render illegal, invalid or unenforceable any other provision hereof.

     8. References. The singular includes the plural. If more than one person executes this Security Agreement, the term Debtor shall be deemed to refer to each of the undersigned as well as to all of them, and their obligations and agreements hereunder shall be joint and several.

     9. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of South Carolina and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the South Carolina Uniform Commercial Code.

     10. Notices. All demands, notices and other communications provided for hereunder shall be in writing and addressed to the respective party at the address of such party specified below. All such demands, notices and other communications shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand, or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States Mail, registered or certified, return receipt requested, and addressed as follows:

SECURED PARTY:                 Fitz-John Creighton McMaster
                               c/o Winnsboro Petroleum Company, Inc.
                               One South Congress Street
                               Post Office Drawer 449
                               Winnsboro, South Carolina 29180

DEBTOR:                        Integrated Business Systems and Services, Inc.
                               115 Atrium Way, Suite 228
                               Columbia, South Carolina 29223
                               ATTN: Harry P. Langley

     The parties hereto may change their respective addresses by notice in writing given to the other parties to this agreement.

     IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed as of the date first above written.

           DEBTOR:           INTEGRATED BUSINESS SYSTEMS AND SERVICES , INC.


                                       By:/s/ HARRY P. LANGLEY
                                          --------------------
                                          Harry P. Langley
                                          President and Chief Executive Officer

                                    EXHIBIT A
                                       to
                       June 12, 2001 Security Agreement of
           Integrated Business Systems and Services, Inc. (the Debtor)
                                       to
                          Fitz-John Creighton McMaster


                                   COLLATERAL

     The collateral consists of all of the assets and rights of the Debtor, whether now owned or hereafter acquired and wherever located, including without limitation, (i) all accounts (as defined in the South Carolina Uniform Commercial Code (the "UCC")) of the Debtor (the "Accounts"); (ii) all furniture, fixtures, machinery, apparatus and equipment of the Debtor (collectively the "FF&E"); (iii) all inventory (as defined in the UCC) of the Debtor (the "Inventory"); (iv) all personalty, goods, files, documents, correspondence, contracts, instruments and intangibles of the Debtor; (v) all proprietary and intellectual property and rights therein of the Debtor, including patents, patents pending, copyrights, licenses, trademarks, trade names and service marks, as well as all source and object codes, routines and sub-routines, software and all computer programs, tapes, discs, flow charts or similar or related media of the Debtor, including any of such media which contain information identifying or pertaining to any of the Accounts, FF&E, and Inventory or which are otherwise necessary or helpful in the realization thereon or the collection thereof; and (vi) all proceeds of any of the foregoing, whether tangible or intangible.